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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-24789, 333-70831, 333-81089, 333-86735 and 333-40364)
pertaining to the 1994 Incentive and Non-Statutory Stock Option Plan, the 1995 Stock Plan, the Employee Stock Purchase Plan, options granted outside of any plan, the Decisive Technology Corporation 1996 Stock Option Plan and the 1999 Non-Officer Stock Option Plan of MessageMedia, Inc. and in the Registration Statements (Forms S-3 No. 333-42855, 333-70959, 333-42855, 333-70959, 333-81081,
333-86731, and 333-89967) of MessageMedia, Inc. and the related Prospectus of our report dated February 15, 2001, except for Notes 1 and 14 as to which the date is February 23, 2001, with respect to the consolidated financial statements and schedule of MessageMedia, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2000.

                                                   /s/ ERNST & YOUNG, LLP

Denver, Colorado
March 27, 2001